Independent Auditors' Consent





We consent to the use of our report dated January 28, 2002 (except for Note 12 as to which the date is April 16, 2002) on the financial statements of Traderight Corp. d/b/a/ Traderight Securities) as of December 31, 2001 and 2000 included herein on the registration statement of Traderight Corp. on Form SB-2/A and to the reference to our firm under the heading "Experts" in the prospectus.




SALBERG & COMPANY, P.A.
Boca Raton, Florida
September 26, 2002